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                                                                   Exhibit 23.5


                                CONSENT OF EXPERT



     I hereby consent to the inclusion in the Registration Statement on Form S-4 of MONY Holdings, LLC, as it may be amended, of my actuarial opinion dated August 10, 1998 and to the reference to my actuarial opinion and my Firm, PricewaterhouseCoopers LLP, under the captions "Business--Initial Funding of the Closed Block" and "Experts".


Jesse M. Schwartz, F.S.A., M.A.A.A.



New York, New York
July 12, 2002